                                                                       EXHIBIT 5

             [LETTERHEAD OF JEFFER, MANGELS, BUTLER & MARMARO LLP]







                                  November 5, 1996                 57240-0001



Cherokee Inc.
6835 Valjean Ave.
Van Nuys, California 91406

                Re:     Cherokee Inc. -
                        Registration Statement on Form S-3
                        ----------------------------------

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), that Cherokee Inc. (the "Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 536,663 shares (the "Shares") of the Company's Common Stock, par value $0.02 per share to be offered for resale by certain stockholders of the Company. We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

        It is our opinion that when the Registration Statement has become effective under the Act, and subject to the appropriate qualification of the Shares by the appropriate authorities of the various states in which the Shares will be sold, the Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filing of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                  Respectfully submitted,



                                  JEFFER, MANGELS, BUTLER & MARMARO LLP